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                         [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Post-Effective Amendment No. 8 to the Registration Statement of Cohen & Steers Realty Shares, Inc. on Form N-1A (File Nos. 33-40215 and 811-6302) of our report dated February 3, 1998, on our audit of the financial statements and financial highlights of Cohen & Steers Realty Shares, Inc., which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is also incorporated by reference in this Post-Effective Amendment to the Registration Statement.

We consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and the caption "Counsel and Independent Accountants" in the Statement of Additional Information.


                                             /s/ Coopers & Lybrand, L.L.P.
                                             Coopers & Lybrand, L.L.P.

New York, New York
April 24, 1998

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